UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta, Canada T2M 3Y7	89502
(Address of principal executive offices)	(Zip Code)

(403) 313-8985
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on January 23, 2007, and in accordance with the approval of the shareholders of Finmetal Mining Ltd. (having now changed its name from "Gondwana Energy, Ltd."; the "Company") at the Company's recent annual and special general meeting held on that same day, the Company filed a Certificate of Amendment with the Secretary of State of Nevada in order to effectuate the Company's change in name to "Finmetal Mining Ltd."

In connection with this name change, as of the open of business on January 26, 2007, the Company has the following new CUSIP number: 318029105.

The Company determined to change its name to better reflect the Company's additional resource acquisition and development business resulting from the Company's recent acquisitions of certain options to interests in certain mineral properties located in Finland.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On January 23, 2007, the Company announced that it had entered into the terms and conditions of a certain letter agreement, dated for reference as fully executed on January 22, 2007 (the "Letter Agreement"), as entered into between the Company and Ab Apofas Oy ("Apofas"), pursuant to which Apofas therein granted the Company the sole and exclusive option (the "Option") to acquire, subject to an overriding 2% net smelter return royalty, a 100% undivided interest in and to five mineral property concession registration interest assets; better known and described as the Poronmannikko and Sarkiahonkangas gold prospects; which are located in northern Finland (collectively, the "Properties").

The Letter Agreement and the Company's recent news release are attached to this Current Report as Exhibits.

Under the terms of the Letter Agreement, and in order to exercise its Option to acquire the Properties, the Company is required to make the following non-refundable cash payments to Apofas totaling 1,000,000 Euros in the following manner: (i) the first payment of €150,000 is due on or before April 1, 2007, (ii) the 2nd payment of €150,000 is due on or before April 1, 2008, (iii) the 3rd payment of €300,000 is due on or before April 1, 2009 and (iv) the final payment of €400,000 is due on or before April 1, 2010.

The Option Agreement is subject to the following conditions precedent prior to the Company's decision to make the first cash payment thereunder: (a) the completion by the Company of a thorough due diligence investigation in respect of Apofas and the Property interests prior to April 1, 2007 (the "Due Diligence Period"); and (b) the execution of a definitive agreement and related documentation in order to evidence the Option prior the end of the Company's Due Diligence Period.

During its Due Diligence Period the Company is also involved in the process of evaluating the Properties and in determining its best course of proposed exploration activity consequent thereon during the term of its proposed Option.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Letter Agreement between the Company and Apofas dated January 22, 2007 with respect to an Option to acquire certain Property assets by the Company from Apofas.
99.1	News Release of the Company dated January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: January 26, 2007	By: /s/ "Daniel Hunter" ___________________________________ Daniel Hunter Chief Executive Officer and a director

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